SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: June 9, 1997


                    FRANCHISE FINANCE CORPORATION OF AMERICA
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



        Delaware                33-62629                 86-0736091
     ---------------          -------------        ----------------------
     (State or other          (Commission             (IRS Employer
     jurisdiction of          File Number)         Identification Number)
     incorporation)


                17207 North Perimeter Drive, Scottsdale, AZ 85255
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (602) 585-4500

                                      NONE
          ------------------------------------------------------------
          (Former Name or Former Address, if Change Since Last Report)

Item 5.  Other Events.

         The Registrant and its affiliates completed a private placement of $232.1 million of secured franchise loan trust certificates on June 9, 1997. The transaction, backed by a total of 551 loans with an outstanding principal balance of $261 million, is comprised of 384 conventional, chain restaurant mortgage loans and 167 conventional, chain restaurant equipment loans. The offering was rated by both Duff & Phelps Credit Rating Co. ("DCR") and Moody's Investors Service, Inc. ("Moody's") and was offered and sold by Merrill Lynch & Co. and Smith Barney Inc.

     The securitization consists of asset-backed securities priced in twenty classes. The securities are backed by 291 fixed-rate loans and 260 floating-rate loans. The transaction was treated as a sale for financial reporting purposes. The loans, which were made subject to the Registrant's established chain restaurant secured lending standards, are secured by first priority liens on and security interests in real estate and equipment. Thirteen of the twenty classes of certificates were rated investment grade by both DCR and Moody's. The proceeds of the securitization will be used to reduce the Registrant's revolving line of credit.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  FRANCHISE FINANCE CORPORATION OF
                                  AMERICA (Registrant)



Dated: June 20, 1997              By /s/  John R. Barravecchia
                                     -------------------------------------------
                                     John R. Barravecchia, Executive Vice
                                     President and Chief Financial Officer


Dated: June 20, 1997              By /s/ Catherine F. Long
                                     -------------------------------------------
                                     Catherine F. Long, Senior Vice President,
                                     Finance and Principal Accounting Officer